UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 9, 2008

SCIELE PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30123	58-2004779
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Concourse Parkway
Suite 1800
Atlanta, Georgia  30328
(Address of principal executive offices) (Zip Code)

(770) 442-9707

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously announced, on September 1, 2008, Sciele Pharma, Inc., a Delaware corporation (“Sciele” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Shionogi & Co., Ltd., a company formed under the laws of Japan (“Parent”) and Tall Bridge, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Merger Sub commenced a tender offer (the “Offer”) on September 8, 2008 to acquire all of the outstanding shares of common stock of the Company (the “Shares”) at a purchase price of $31.00 per share, net to the holder in cash (the “Offer Price”), subject to any applicable withholding of taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 8, 2008 (the “Offer to Purchase”), and the related Letter of Transmittal, each as amended or supplemented from time to time.

On October 9, 2008, Parent and Sciele announced the completion of the Offer.  The initial offering period of the Offer expired at 12:00 midnight, New York City time, at the end of Friday, October 3, 2008, and the subsequent offering period expired at 5:00 p.m., New York City time, on October 8, 2008.  According to Computershare Trust Company, N.A., the depositary for the Offer, as of 5:00 p.m., New York City time, on October 8, 2008, a total of 29,758,788 shares of Sciele common stock were validly tendered and not withdrawn in the Offer, which represented approximately 92.0% of all outstanding Shares.  Merger Sub has accepted for payment all Shares that were validly tendered and not withdrawn during the Offer, and payment for such Shares has been or will be made promptly, in accordance with the terms of the Offer.

On October 9, 2008, Merger Sub was merged with and into Sciele (the “Merger”) pursuant to the terms of the Merger Agreement, with Sciele surviving as an indirect wholly-owned subsidiary of Parent.  At the effective time of the Merger, each issued and outstanding share of Sciele common stock that was not tendered pursuant to the Offer was cancelled and converted into the right to receive an amount in cash equal to the Offer Price (other than Shares held by the Company, Merger Sub, Parent or any direct or indirect wholly-owned subsidiary of Parent or of the Company, or by stockholders who have validly exercised their appraisal rights under Delaware law).

As a result of the Merger, Sciele no longer fulfills the numerical listing requirements of The Nasdaq Stock Market (“Nasdaq”).  Accordingly, at Sciele’s request, Nasdaq will file with the U.S. Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 thereby effecting the delisting of the Shares from Nasdaq and the deregistration of the Shares under the Exchange Act.  Additionally, Sciele will file with the SEC a Certification on Form 15 under the Exchange Act to suspend the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act.

Item 5.01 Changes in Control of Registrant.

The information set forth under Item 3.01 is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

In connection with consummation of the Merger, the Company’s certificate of incorporation was amended and restated.  Also, upon consummation of the Merger, the bylaws of the Company were amended and restated.  Copies of the restated certificate of incorporation and bylaws of the Company are filed as Exhibit 3.1 and 3.2 to this report, respectively, and are incorporated by reference in this Item 5.03.

Item 8.01. Other Events.

On October 9, 2008, Parent and Sciele issued a joint press release relating to the consummation of the Merger, a copy of which is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Restated Certificate of Incorporation*
3.2	By-Laws*
99.1	Joint Press Release issued by Parent and Sciele dated October 9, 2008*

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sciele Pharma, Inc.
(Registrant)

Date: October 9, 2008	By:	/s/ Darrell Borne
Darrell Borne
Executive Vice President, Chief Financial
Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Restated Certificate of Incorporation*
3.2	By-Laws*
99.1	Joint Press Release issued by Parent and Sciele dated October 9, 2008*

* Filed herewith.